Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report

Reporting Entity Name			Cameco Corporation

Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	5/30/2025	Reporting Entities May Insert Their Brand/Logo here

Reporting Entity ESTMA Identification Number	E886600

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Heidi Shockey				Date	5/30/2025
Position Title	Senior Vice-President and Deputy Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name		Cameco Corporation				Currency of the Report			CAD
Reporting Entity ESTMA Identification Number			E886600
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name 1	Departments, Agency, etc... within Payee that Received Payments 2	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes 34

Canada	national government of Canada				4,400,000					4,400,000	Payments for regulatory oversight, and radio licenses. Departments include Canadian Nuclear Safety Commission (CNSC), Industry Canada, Environment Canada.

Canada -Saskatchewan	the province of Saskatchewan		9,390,000	133,930,000	4,550,000					147,870,000	Payments for property taxes, royalties, highway maintenance, and regulatory oversight. Departments include Ministry of Economy, Ministry of Finance, Ministry of Government Relations, Ministry of Environment, Ministry of Highways & Infrastructure.

Canada -Ontario	the province of Ontario	Ministry of Finance			50,000					50,000	Payments for mandatory hoist rope testing

Canada -Saskatchewan	Athabasca Community Trust				3,610,000					3,610,000	Payments to the trust are attributed to Black Lake Denesuline First Nation, Fond du Lac Denesuline First Nation, Hatchet Lake Denesuline First Nation, northern hamlet of Stony Rapids, northern settlement of Wollaston Lake, northern settlement of Uranium City, and northern settlement of Camsell Portage.

Canada -Saskatchewan	English River First Nation				1,150,000					1,150,000	Payments are comprised of contributions stipulated in collaboration agreements with the community. These include payments directly to the community and to a community-owned contractor and consultant. Some payments are made to support the building and maintenance of community facilities

Canada -Saskatchewan	Lac La Ronge Indian Band Community Trust				700,000					700,000	Payments based on the collaboration agreement, including funding for education and community liaison. The trust is attributed to the communities of Grandmother’s Bay, Hall Lake, La Ronge, Little Red River, Stanley Mission, and Sucker River

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name		Cameco Corporation				Currency of the Report			CAD
Reporting Entity ESTMA Identification Number			E886600
Subsidiary Reporting Entities (if necessary)
Payments by Payee

Country	Payee Name 1	Departments, Agency, etc... within Payee that Received Payments 2	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes 34

Canada -Saskatchewan	northern village of Pinehouse				1,690,000					1,690,000	Payments are mostly comprised of contributions stipulated in collaboration agreements with the community. These include payments directly to the community and to a community-owned contractor. Some payments are made to support the building and maintenance of community facilities

Canada -Saskatchewan	Six Rivers Fund				100,000					100,000	Trust fund to benefit indigenous communities in Northern Saskatchewan. Money is granted to projects to support youth, education, health & wellness, and sports & recreaction.

Canada -Saskatchewan	Peter Ballantyne Cree Nation				710,000					710,000	Payments based on the participation agreement, including community investment funding and business development.

United States of America	national government of United States of America				1,090,000					1,090,000	Departments include Nuclear Regulatory Commission, Bureau of Land Management, Department of Agriculture. Transaction occurred in USD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $1.37 CAD/USD).

United States of America	the state of Wyoming		230,000	20,000	450,000					700,000	Departments include Department of Environmental Quality,Office of State Lands and Investments, Department of Revenue, Secretary of State. Transaction occurred in USD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $1.37 CAD/USD)

United States of America	the state of Nebraska				150,000					150,000	Departments include Department of Environmental Quality, Board of Education, Department of Health & Human Services. Transaction occurred in USD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $1.37 CAD/USD)

United States of America	the municipality of Campbell County		250,000							250,000	Transaction occurred in USD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $1.37 CAD/USD)

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name		Cameco Corporation				Currency of the Report			CAD
Reporting Entity ESTMA Identification Number			E886600
Subsidiary Reporting Entities (if necessary)
Payments by Payee

Country	Payee Name 1	Departments, Agency, etc... within Payee that Received Payments 2	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes 34

United States of America	the municipality of Converse County		530,000		40,000					570,000	Transaction occurred in USD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $1.37 CAD/USD)

United States of America	the municipality of Dawes County		90,000		10,000					100,000	Transaction occurred in USD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $1.37 CAD/USD)

United States of America	the municipality of Fremont County		10,000							10,000	Transaction occurred in USD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $1.37 CAD/USD)

Australia	Government of Western Australia	Department of Mines & Petroleum			210,000					210,000	Transaction occurred in AUD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $0.91 CAD/AUD)

Australia	Jamukurnu Yapalikurnu Aboriginal Corporation				100,000					100,000	Payments to the holding corporation are attributed to the Parnngurr, Punmu, and Kunawarritji Martu peoples. Transaction occurred in AUD$, converted to CAD$ at the exchange rate existing at time of payments (Avg. $0.91 CAD/AUD)
Additional Notes:

As required by Canada’s Extractive Sector Transparency Measures Act (ESTMA), Cameco has reported to the Canadian government payments made to governments in Canada, the United States, and Australia. These payments include royalties, taxes and fees paid during a year by Cameco and its subsidiaries to various levels of government related to commercial development. Under ESTMA commercial development captures the exploration and extraction of minerals and does not include post-extraction activities, such as refining, processing, marketing, distribution, transportation or export. With the exception of payments made to Indigenous Payees, the amounts reported are on a 100% basis with no adjustment to reflect the minority ownership interest of other entities in the commercial development of minerals undertaken by Cameco and its subsidiaries. Payments made to Indigenous Payees in Canada are reported at Cameco’s share.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name			Cameco Corporation			Currency of the Report	CAD
Reporting Entity ESTMA Identification Number			E886600
Subsidiary Reporting Entities (if necessary)
Payments by Project

Country	Project Name 1	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes 23

Canada -Saskatchewan	Cameco Corporation		133,930,000	7,950,000					141,880,000	corporate royalties & colloboration agreements that are not assigned/attributed to a specific project

Canada -Saskatchewan	Key Lake	1,500,000		4,070,000					5,570,000	property taxes & regulatory fees (100% of payments reported, Cameco ownership 83.3%)

Canada -Saskatchewan	McArthur River	2,450,000		1,890,000					4,340,000	property taxes & regulatory fees (100% of payments reported, Cameco ownership 69.8%)

Canada -Saskatchewan	Cigar Lake	5,070,000		2,000,000					7,070,000	property taxes & regulatory fees (100% of payments reported, Cameco ownership 54.5%)

Canada -Saskatchewan	Rabbit Lake	370,000		1,000,000					1,370,000	property taxes & regulatory fees

Canada -Saskatchewan	Exploration			50,000					50,000	Claim staking and maintenance fees

United States of America	Crow Butte Resources	90,000		360,000					450,000	Transaction occurred in USD$, converted to CAD$at the exchange rate existing at time of payment (Avg. $1.37 CAD/USD)

United States of America	Power Resources Inc	1,020,000	20,000	1,370,000					2,410,000	Transaction occurred in USD$, converted to CAD$at the exchange rate existing at time of payment (Avg. $1.37 CAD/USD)

Australia	Cameco Australia		.	310,000					310,000	Transaction occurred in AUD$, converted to CAD$at the exchange rate existing at time of payment (Avg. $0.91 CAD/AUD)

Additional Notes 3 :	As required by Canada’s Extractive Sector Transparency Measures Act (ESTMA), Cameco has reported to the Canadian government payments made to governments in Canada, the United States, and Australia.
These payments include royalties, taxes and fees paid during a year by Cameco and its subsidiaries to various levels of government related to commercial development. Under ESTMA commercial development captures the exploration and extraction of minerals and does not include post-extraction activities, such as refining, processing, marketing, distribution, transportation or export. With the exception of payments made to Indigenous Payees, the amounts reported are on a 100% basis with no adjustment to reflect the minority ownership interest of other entities in the commercial development of minerals undertaken by
	Cameco and its subsidiaries. Payments made to Indigenous Payees in Canada are reported at Cameco’s share.